UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2018

LITTELFUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8755 W. Higgins Road, Suite 500, Chicago, IL	60631
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 628-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 2.03 is hereby incorporated into this Item 1.01 by reference.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On January 17, 2018, Littelfuse, Inc. (“Littelfuse”) completed its acquisition of IXYS Corporation (“IXYS”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 25, 2017 and amended as of December 4, 2017, by and among IXYS, Littelfuse, Iron Merger Co., Inc., a subsidiary of Littelfuse (“Merger Sub One”), and IXYS Merger Co., LLC, a subsidiary of Littelfuse (“Merger Sub Two”).  Merger Sub One merged with and into IXYS (the “Initial Merger”), with IXYS surviving, and, immediately after the Initial Merger, IXYS merged with and into Merger Sub Two (the “Follow-On Merger”), with Merger Sub Two surviving as a subsidiary of Littelfuse (as such, the “Surviving Company”).  In connection with the Follow-On Merger, the Surviving Company was renamed IXYS, LLC.

At the effective time of the Initial Merger (the “Effective Time”), each outstanding share of IXYS common stock, par value $0.01 per share (each, an “IXYS Common Share”), other than IXYS Common Shares owned or held in treasury by IXYS or owned by Parent or Merger Sub One (which were cancelled) and any IXYS Common Shares held by stockholders who properly exercised and perfected appraisal rights under Delaware law, was converted into the right to receive, at the election of the stockholder, and subject to proration as described below, one of the following forms of consideration (the “Merger Consideration”):

•                  $23.00 in cash (subject to applicable withholding tax), without interest (the “Cash Consideration”); or

•                  0.1265 of a share of common stock, par value $0.01 per share, of Littelfuse (each, a “Littelfuse Common Share” and such consideration, the “Stock Consideration”).

The election deadline for the Merger Consideration was 5:00 pm Eastern Time, January 12, 2018.  Based on the final results of the Merger Consideration elections and the terms of the Merger Agreement:

•                  holders of approximately 94% of the outstanding IXYS Common Shares, or approximately 31,103,603 IXYS Common Shares, elected to receive the Stock Consideration, and each such holder is entitled to receive, in accordance with the proration procedures in the Merger Agreement, (i) 0.1265 of a Littelfuse Common Share per IXYS Common Share with respect to approximately 53% of its IXYS Common Shares and (ii) $23.00 in cash per IXYS Common Share with respect to the remaining number of its IXYS Common Shares;

•                  holders of approximately 1% of the outstanding IXYS Common Shares, or approximately 273,510 IXYS Common Shares, elected to receive the Cash Consideration, and each such holder is entitled to receive $23.00 in cash per IXYS Common Share; and

•                  holders of approximately 5% of the outstanding IXYS Common Shares, or approximately 1,708,897 IXYS Common Shares, did not make a valid election or did not deliver a valid election form prior to the election deadline, and each such holder is entitled to receive $23.00 in cash per IXYS Common Share.

The Merger Consideration was subject to proration such that 50% of IXYS Common Shares outstanding immediately prior to the Effective Time were converted into the right to receive the Cash Consideration and the remaining IXYS Common Shares were converted into the right to receive the Stock Consideration.  No fractional Littelfuse Common Shares were issued in the Initial Merger.

In addition, each outstanding and unexercised option to purchase IXYS Common Shares granted by IXYS under one of its equity plans (each, an “IXYS Stock Option”), other than certain IXYS Stock Options that were settled for cash in connection with the Initial Merger, was assumed by Littelfuse and converted at the Effective Time into an option (a “Littelfuse Stock Option”) to acquire (i) that number of whole Littelfuse Common Shares (rounded down to the nearest whole share) equal to the product of (x) the number of IXYS Common Shares subject to such IXYS Stock Option immediately prior to the Effective Time multiplied by (y) 0.1265, (ii) at an exercise price per Littelfuse Common Share (rounded up to the nearest whole cent) equal to the quotient of (x) the exercise price per IXYS Common Share of such IXYS Stock Option divided by (y) 0.1265.  Each IXYS Stock Option assumed and converted into a Littelfuse Stock Option will continue to have, and will be subject to, the same vesting schedule (including any accelerated vesting terms) and all other terms and conditions as applied to such IXYS Stock Option immediately prior to the Effective Time.

Littelfuse funded the aggregate Cash Consideration through a combination of borrowings (as described below in Item 2.03) and available cash on hand.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Annex A to Littelfuse’s prospectus filed with the Securities and Exchange Commission on December 13, 2017, and is incorporated into this Item 2.01 by reference.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported by Littelfuse on its Current Report on Form 8-K dated November 15, 2017 (the “Prior Form 8-K”), on November 15, 2017, Littelfuse entered into a Note Purchase Agreement, dated November 15, 2017 (the “Purchase Agreement”), with the note purchasers listed on the signature pages thereto, pursuant to which Littelfuse issued and sold $175 million aggregate principal amount of Littelfuse’s senior notes in two series.  The funding date for such senior notes occurred on January 16, 2018 for $50 million in aggregate principal amount of 3.48% Senior Notes, Series A, due February 15, 2025, and $125 million in aggregate principal amount of 3.78% Senior Notes, Series B, due February 15, 2030 (together, the “Senior Notes”).

The Senior Notes were offered to qualified institutional buyers and institutional accredited investors in the United States in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).  The Senior Notes have not been registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or applicable exemptions from these registration requirements.

The disclosure contained in Item 2.03 of the Prior Form 8-K regarding the interest rate, ranking, certain covenants and events of default, and prepayments of the Senior Notes is incorporated into this Item 2.03 by reference.  The summary of the Senior Notes and the Purchase Agreement is qualified in its entirety by reference to the full text of the forms of the Senior Notes, copies of which are attached as Exhibits 4.1 and 4.2 to the Prior Form 8-K, respectively, and are incorporated herein by reference, and the Purchase Agreement, a copy of which is attached as Exhibit 10.1 to the Prior Form 8-K and is incorporated by reference herein.

In addition, on January 16, 2018, in connection with the Purchase Agreement, LFUS LLC, Littelfuse Commercial Vehicle, LLC, Iron Merger Co., Inc., IXYS Merger Co., LLC and SymCom, Inc., each a wholly owned subsidiary of Littelfuse (the “Guarantors”), entered into a subsidiary guaranty agreement, dated as of January 16, 2018 (the “Guaranty Agreement”), pursuant to which the Guarantors agreed, jointly and severally, to guarantee the due and punctual payment in full of the Senior Notes.

The foregoing summary of the Guaranty Agreement is qualified in its entirety by reference to the full text of the Guaranty Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, effective as of the Effective Time, Littelfuse’s board of directors (the “Board”) increased the number of members of the Board from eight to nine and appointed IXYS founder Dr. Nathan Zommer to fill the resulting vacancy.  Dr. Zommer will hold office until his successor is duly elected and qualified or upon his earlier death, resignation or removal.  There is no arrangement or understanding between Dr. Zommer and any other person pursuant to which Dr. Zommer was appointed as a director.  Dr. Zommer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.  Dr. Zommer has not been appointed to serve on a Board committee at this time and the Board committees to which Dr. Zommer may be appointed at a later date have not yet been determined.

Dr. Zommer is party to a Seventh Amended Executive Employment Agreement, dated as of August 25, 2017, with IXYS (the “Zommer Employment Agreement”), which became effective as of the occurrence of the Initial Merger.  The Zommer Employment Agreement has an initial three-year term ending on the third anniversary of the effective date of the agreement, and will automatically be extended for successive one-year periods thereafter unless either party elects not to renew the term of the agreement by notifying the other party in writing of such election at least 90 days prior to the commencement of any renewal period.

Pursuant to the Zommer Employment Agreement, Dr. Zommer will receive an annual base salary of $525,000, which is subject to increase, but not decrease. Dr. Zommer will be eligible for a discretionary annual performance bonus and for stock options, restricted stock and/or other equity award grants in Littelfuse’s discretion. He will also be eligible to participate in Littelfuse’s retirement, health and welfare benefit plans and programs generally made available to similarly situated executives from time to time. Under the Zommer Employment Agreement, Dr. Zommer is entitled to (i) payment or reimbursement for reasonable costs of a yearly medical exam, (ii) company-maintained life insurance, (iii) payment or reimbursement for personal tax and/or investment advisor services (capped at $2,000 per year), and (iv) either (A) a company-provided car and reimbursement for the costs incurred in connection with the use of such car for business purposes or (B) payment of a monthly car allowance.

The Zommer Employment Agreement provides that, if Dr. Zommer’s employment is terminated without “cause,” for “good reason,” or due to a non-renewal of the term by Littelfuse (provided that Dr. Zommer is willing and able to continue his employment on similar terms and conditions at such time), then, subject to his execution and non-revocation of a general release of claims, Dr. Zommer will be entitled to receive the following payments and benefits: (i) a lump-sum payment equal to three times his average annual cash compensation over the three prior years, payable within 60 days following termination; (ii) continued provision of employee benefits (or their cash equivalent) for 18 months following termination; and (iii) accelerated vesting of all stock options and other equity awards then-held by him.  In the event of Dr. Zommer’s “disability,” he will be entitled to (i) continued payment of his base salary for 18 months, and (ii) company-provided health insurance (or its cash equivalent) and life insurance benefits for 18 months.

Under the Zommer Employment Agreement, all IXYS Stock Options held by Dr. Zommer became vested as of the occurrence of the Initial Merger (to the extent then-unvested).

The Zommer Employment Agreement also provides that, to the extent that any payment, distribution or other benefit provided in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments, distributions and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Dr. Zommer than receiving the full amount of such payments.

The foregoing summary of the Zommer Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Zommer Employment Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Executive Severance Policy

The Board adopted an Executive Severance Policy (the “Severance Policy”), subject to approval by Littelfuse’s Executive Vice President, Chief Legal and Human Resources Officer and Corporate Secretary (the “CHRO”).  The CHRO approved the Severance Policy on January 15, 2018.  The following is a summary of the Severance Policy, which is qualified in its entirety by reference to the full text of the Severance Policy, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

The Severance Policy provides severance protections to Littelfuse’s most senior leadership team holding titles of Senior Vice President or higher and any other key employee specifically designated as a participant by the Board.  The severance protections provided by the Severance Policy apply to terminations occurring on or after January 15, 2018 and consist of the following:

•      Severance benefits equal to a specified multiple of base salary and target annual bonus (2x for CEO, 1.5x for Executive Vice Presidents, and 1x for Senior Vice Presidents);

•                  Pro-rated actual annual bonus for the year of termination;

•                  Payment of premiums for continued group health coverage for a specified period (18 months for CEO and Executive Vice Presidents, and 12 months for Senior Vice Presidents), or, if shorter, the maximum period provided by law; and

•      Continuation of perquisites through the end of the year of termination, and outplacement services for up to one year after the date of termination.

Payment of severance under the Severance Policy is conditioned upon the executive entering into a separation and release agreement with Littelfuse, which will include certain protections for Littelfuse such as a general release of claims, agreements not to disclose confidential information, or for a specified period after the date of termination, (1) solicit employees or interfere with customer, vendor, and other relationships or (2) engage in competitive activities.

No severance is payable under the Severance Policy if termination of employment is for “cause” (as defined below), due to the executive’s death or disability, or if the executive voluntarily terminates employment for any reason.  “Cause” is defined as set forth in the executive’s change of control agreement with Littelfuse as in effect at the time of termination or, in the absence of such an agreement, is to be determined by the Board, in its sole discretion.

Item 8.01                                           Other Events.

On January 17, 2018, Littelfuse issued a press release announcing the completion of its acquisition of IXYS.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired

Littelfuse intends to file the financial statements of IXYS required by Item 9.01(a) as part of an amendment to this Report not later than April 4, 2018, which is 71 calendar days after the date this Report is required to be filed.

(b)  Pro Forma Financial Information

Littelfuse intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Report not later than April 4, 2018, which is 71 calendar days after the date this Report is required to be filed.

(d)  Exhibits

The exhibits listed on the accompanying Exhibit Index are submitted with or incorporated by reference as a part of this Report, and such Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated August 25, 2017, as amended by Amendment No. 1, dated December 4, 2017, by and among IXYS Corporation, Littelfuse, Inc., Iron Merger Co., Inc., and IXYS Merger Co., LLC (incorporated by reference to Annex A to the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on December 13, 2017).

4.1	Form of 3.48% Senior Note, Series A, due February 15, 2025 (filed as Exhibit 4.1 to Littelfuse’s Current Report on Form 8-K dated November 15, 2017).
4.2	Form of 3.78% Senior Note, Series B, due February 15, 2030 (filed as Exhibit 4.2 to Littelfuse’s Current Report on Form 8-K dated November 15, 2017).
10.1

Note Purchase Agreement, dated November 15, 2017, among Littelfuse, Inc. and note purchasers listed on the signature pages thereto (filed as Exhibit 10.1 to Littelfuse’s Current Report on Form 8-K dated November 15, 2017).

10.2*

Subsidiary Guaranty Agreement, dated as of January 16, 2018, made by LFUS LLC, Littelfuse Commercial Vehicle, LLC, Iron Merger Co., Inc., IXYS Merger Co., LLC and SymCom, Inc. in favor of the note purchasers and the other holders.

10.3*	Seventh Amended and Restated Employment Agreement, dated as of August 25, 2017, by and between IXYS Corporation and Nathan Zommer.
10.4*	Littelfuse, Inc. Executive Severance Policy.
99.1*	Press Release, dated January 17, 2018.

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2018	LITTELFUSE, INC.

	By:	/s/ Ryan K. Stafford
Ryan K. Stafford
Executive Vice President, Chief Legal and Human Resources Officer and Corporate Secretary